As filed with the Securities and Exchange Commission on March 31, 1999
                                                        Registration No.  333-
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                             theglobe.com, inc.
           (Exact name of registrant as specified in its charter)

         Delaware                                              14-1781422
     (State or other                                        (I.R.S. Employer
     jurisdiction of                                     Identification Number)
     incorporation or
      organization)
                            31 West 21st Street
                          New York, New York 10010
                          (Address of registrant's
                        principal executive offices)

            theglobe.com, inc. 1999 EMPLOYEE STOCK PURCHASE PLAN
                   factorymall.com 1998 STOCK OPTION PLAN
                         (Full title of the plans)
 CERTAIN SHARES WHICH MAY BE ISSUED TO JAMES McGOODWIN, KEVIN McKEOWN AND
  MARK TUCKER PURSUANT TO STOCK OPTION AGREEMENTS DATED FEBRUARY 1, 1999

                             Todd V. Krizelman
                            Stephan J. Paternot
                             theglobe.com, inc.
                            31 West 21st Street
                          New York, New York 10010
                               (212) 886-0800
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

===============================================================================
                                           Proposed      Proposed
    Title of Securities       Amount to    Maximum       Maximum      Amount of
    to be Registered (6)         be        Offering     Aggregate   Registration
                             Registered   Price Per      Offering        Fee
                                 (1)        Share         Price
-------------------------------------------------------------------------------

Common Stock, par value        200,000     $51.875      $10,375,000   $3,060.63
$.001 per share                              (2)          (2)
-------------------------------------------------------------------------------

Common Stock, par value        120,000   $60.125 (3)   $7,215,000     $2,128.43
$.001 per share                                           (3)
-------------------------------------------------------------------------------

Common Stock, par value        41,017    $22.648 (5)  $928,953.01       $274.04
$.001 per share                  (4)                      (5)
===============================================================================

Total Registration fee                                                $5,463.10
===============================================================================

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 based upon the average of the high and low prices of the Registrant's common stock, par value $.001 per share ("Common Stock"), as reported by the NASOAQ National Marketing System on March 30, 1999.
(3) Pursuant to Rule 457 (h) of the Securities Act, the amounts are calculated based upon the maximum price at which stock options covering the registered shares of Common Stock may be exercised.
(4) Represents the number of shares of Common Stock reserved for issuance as a result of the conversion of options to purchase stock of factorymall.com, inc., into options to purchase Common Stock pursuant to an Agreement and Plan of Merger, dated as of February 1, 1999, between theglobe.com, inc., factorymall.com, inc., Nirvana Acquisition Corp. and certain shareholders thereof.
(5) Pursuant to Rule 457(h) of the Securities Act, the amounts are calculated based upon the weighted average exercise price at which stock options, as converted, covering the registered shares of Common Stock may be exercised.
(6) The Common Stock referred to herein includes Preferred Stock Purchase Rights (the "Rights"). The Rights will be associated and trade with the Common Stock. The value, if any, of the Rights will be reflected in the market price of the Common Stock.

                                   PART I
EXPLANATORY NOTE

          This Form S-8 Registration Statement relates to

          (a) 200,000 shares of common stock of theglobe.com, inc., par value $.001 per share (the "Common Stock"), which may be issued under our 1999 Employee Stock Purchase Plan (the "ESPP"),

          (b) 120,000 shares of Common Stock, 40,000 of which may be issued to each of Messrs. James McGoodwin, Kevin McKeown and Mark Tucker upon the exercise of non-qualified stock options granted to each of them on February 1, 1999, and

          (c) 41,017 shares of Common Stock which may be issued upon the exercise of options granted under the factorymall.com, inc. 1998 Stock Option Plan (the "factorymall stock plan").

          Pursuant to the Agreement and Plan of Merger by and among theglobe.com, inc., factorymall.com, inc., Nirvana Acquisition Corp. and certain shareholders thereof, the following events among others, occurred:

          (a) factorymall was acquired by, and became a wholly-owned subsidiary of, theglobe;

          (b) outstanding options to purchase shares of factorymall common stock granted under the factorymall stock plan were converted into options to purchase shares of Common Stock; and

          (c) theglobe assumed the obligations of factorymall under the factorymall stock plan.

          In addition, when we acquired factorymall, we granted each of Messrs. McGoodwin, McKeown and Tucker nonqualified stock options to acquire 40,000 shares of Common Stock.

          The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the "ESPP," holders of options granted under the factorymall stock plan, and to Messrs. McGoodwin, McKeown and Tucker as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act. Such document(s) are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          References to "the Company" shall mean theglobe.com, inc., a Delaware corporation.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3. Incorporation of Documents by Reference

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

          The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

          (a) Our Registration Statement on Form S-1, filed with the SEC on November 12, 1998, in which there are described the terms of the Common Stock;

          (b) Our Annual Report on Form 10-K, filed with the SEC on March 30, 1999 for the fiscal year ended December 31, 1998;

          (c) Our Current Reports on Form 8-K filed with the SEC on February 16, 1999, February 19, 1999, and April 1, 1999.

          Item 4. Description of Securities

          Not  applicable.

          Item 5. Interests of Named Experts and Counsel

          Not  applicable.

          Item 6. Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors, officers, employees and other individuals against expenses, judgments, fines, and amounts paid in settlement in connection with specified non-derivative actions, suits, proceedings or investigations if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. In addition, with respect to any criminal action or proceeding such director must have had no reasonable cause to believe that his or her conduct was unlawful. In the case of derivative actions, a similar standard is applicable except that indemnification only extends to expenses incurred in connection with the defense or settlement of such action. In addition, the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, stockholder or director vote, agreement, or otherwise.

          Our By-Laws require us to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed non-derivative action, suit, arbitration, alternative dispute mechanism, investigation, administrative hearing or any other proceeding, brought by reason of the fact that he or she is or was our director or officer, or, while our director or officer is or was serving at our request as a director or officer of another entity, including service with respect to an employee benefits plan against expenses, including attorneys' fees, judgments, fines, excise taxes under ERISA, penalties and amounts paid in settlement, incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. In addition, with respect to any criminal action or proceeding such person shall have had no reasonable cause to believe his or her conduct was unlawful.

          Section 102(b)(7) of the DGCL permits a corporation to provide that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

          Our Charter provides that to the fullest extent that the DGCL permits our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of, our Charter inconsistent with these provisions will not adversely affect any right of our director or with respect to any acts or omissions occurring prior to such amendment or repeal.

          We have entered into indemnification agreements with our directors and officers. These agreements provide that we will indemnify such directors and officers for any amounts paid in settlement or incurred by, or assessed against, such directors and officers arising in connection with the service of such directors and officers to the fullest extent permitted by Delaware law.

          We maintain directors' and officers' liability insurance. This insurance provides for payment, on behalf of our and our subsidiaries' directors and officers of certain losses of such persons arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers.

          Item 7. Exemption from Registration Claimed

          Not applicable.

          Item 8. Exhibits

Exhibit No.             Description of Exhibit
-----------             ----------------------

4.1 Form of Fourth Amended and Restated Certificate of Incorporation of the Company previously filed as
                        Exhibit 3.1 to the Company's Registration Statement No. 333-59751 on Form S-1, and incorporated herein by reference

4.2                     Form of By-Laws of the Company previously  filed as
                        Exhibit 3.2 to the Company's Registration Statement No. 333-59751 on Form S-1, and incorporated herein by reference

4.3 Form of Rights Agreement by and between the Company and American Stock Transfer & Trust Company as Rights Agent previously filed as Exhibit 4.6 to the Company's Registration Statement No. 333-59751 on Form S-1, and incorporated herein by reference

4.4 Agreement and Plan of Merger, dated as of February 1, 1999, by and among the Company, Nirvana Acquisition Corp., factorymall.com, inc. and certain shareholders thereof previously filed as
                        Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC on February 16, 1999, and incorporated herein by reference

4.5 theglobe.com, inc. 1999 Employee Stock Purchase Plan filed as Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC on March 30, 1999, and incorporated herein by reference

4.6                     factorymall.com, inc. 1998 Stock Option Plan

4.7 Form of Nonqualified Stock Option Agreement with James McGoodwin, Kevin McKeown and Mark Tucker

5.1                     Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1                    Consent of Fried, Frank, Harris, Shriver & Jacobson
                        (included in Exhibit 5.1)

23.2                    Consent of KPMG LLP (independent public accountants)

          Item 9. Undertakings

          The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on March 26, 1999.

                                                theglobe.com, inc.



                                              /s/ Todd V. Krizelman
                                             -----------------------------
                                             By:  Todd V. Krizelman

                                                  Co-Chief Executive Officer
                                                  and Co-President


                                              /s/ Stephan J. Paternot
                                             -----------------------------
                                             By:  Stephan J. Paternot

                                                  Co-Chief Executive Officer,
                                                  Co-President and Secretary

                             POWER OF ATTORNEY

          KNOW BY ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of theglobe.com, inc., a Delaware corporation, do hereby constitute and appoint Michael S. Egan, Todd V. Krizelman and Stephan J. Paternot, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                      Date
---------                   -----                      ----

/s/ Michael S. Egan         Chairman                        March 26, 1999
---------------------------
      Michael S. Egan


/s/ Todd V. Krizelman       Co-Chief Executive Officer,     March 26, 1999
--------------------------- Co-President and Director
     Todd V. Krizelman


/s/ Stephan J. Paternot     Co-Chief Executive              March 26, 1999
--------------------------- Officer, Co-President,
    Stephan J. Paternot     Secretary and Director


/s/ Francis T. Joyce        Vice President and Chief        March 26, 1999
--------------------------- Financial Officer
     Francis T. Joyce       (Principal Accounting
                            Officer)

/s/ Edward A. Cespedes      Director                        March 26, 1999
---------------------------
    Edward A. Cespedes


                            Director                        March 26, 1999
---------------------------
     Rosalie V. Arthur


/s/ Robert M. Halperin      Director                        March 26, 1999
---------------------------
    Robert M. Halperin


/s/ David H. Horowitz       Director                        March 26, 1999
---------------------------
     David H. Horowitz


                            Director                        March 26, 1999
---------------------------
     H. Wayne Huizenga


                            Director                        March 26, 1999
---------------------------
      Henry C. Duques

                             Index to Exhibits

Exhibit No.             Description of Exhibit
-----------             ----------------------

4.1 Form of Fourth Amended and Restated Certificate of Incorporation of the Company previously filed as
                        Exhibit 3.1 to the Company's Registration Statement No. 333-59751 on Form S-1, and incorporated herein by reference

4.2                     Form of By-Laws of the Company previously  filed as
                        Exhibit 3.2 to the Company's Registration Statement No. 333-59751 on Form S-1, and incorporated herein by reference

4.3 Form of Rights Agreement by and between the Company and American Stock Transfer & Trust Company as Rights Agent previously filed as Exhibit 4.6 to the Company's Registration Statement No. 333-59751 on Form S-1, and incorporated herein by reference

4.4 Agreement and Plan of Merger, dated as of February 1, 1999, by and among the Company, Nirvana Acquisition Corp., factorymall.com, inc. and certain shareholders thereof previously filed as
                        Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC or February 16, 1999, and incorporated herein by reference

4.5 theglobe.com, inc. 1999 Employee Stock Purchase Plan filed as Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC on March 30, 1999, and incorporated herein by reference

4.6                     factorymall.com, inc. 1998 Stock Option Plan

4.7 Form of Nonqualified Stock Option Agreement with James McGoodwin, Kevin McKeown and Mark Tucker

5.1                     Opinion of Fried, Frank, Harris, Shriver & Jacobson

23.1                    Consent of Fried, Frank, Harris, Shriver & Jacobson
                        (included in Exhibit 5.1)

23.2                    Consent of KPMG LLP (independent public accountants)